Exhibit 99.1

7100 Holladay Tyler Road, Suite 300 • Glenn Dale,

Maryland 20769 • Tel: 301-352-8800 • Fax: 301-352-8818

TVI Corporation to Announce Second-Quarter 2005

Financial Results on August 15, 2005

Company to Broadcast Conference Call over the

Internet at www.tvicorp.com

GLENN DALE, Md. – August 10, 2005 – In conjunction with its regularly scheduled quarterly financial results news release, TVI Corporation (NASDAQ: TVIN), a global supplier of rapidly deployable first responder systems for homeland security, hospitals, police and fire departments, the military and public health agencies, will host a conference call for investors on Monday, August 15, 2005 at 10:00 a.m. ET.

The conference call will be hosted by Richard Priddy, TVI Corporation’s CEO and President. To participate in the call, please dial (800) 289-0730 or (913) 981-5509. To listen to the webcast, visit the Company’s website at www.tvicorp.com prior to the event’s broadcast. Interested parties unable to listen to the live call may access an archived version of the call on TVI’s website. The playback will be available on the website for two months.

About TVI Corporation:

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of rapidly deployable first responder systems for homeland security, hospitals, police and fire departments, the military and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. These systems include chemical and biological decontamination systems, infection control systems, and powered air respirator systems for individuals. The Company’s core systems are fabric shelter structures, which employ the Company’s proprietary articulating frame. The Company also sells a line of thermal products, which includes targets, IFF (Identification Friend or Foe) devices, beacons and markers, and decoys.

During the past several years, TVI has experienced rapid growth attributable to international, federal, state and municipal government spending on homeland security. TVI’s products have expanded to include Chem/Bio Isolation systems for hospitals and first responders, trailerized first responder products, crime scene investigation systems for police, and mobile hospitals. TVI’s products, and others of their kind, represent integral components of a standard decontamination process.

The TVI designation is a service mark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

5

Contacts:

TVI Corporation
Richard Priddy, President & CEO	(301) 352-8800 x210

Sharon Merrill Associates
Jim Buckley, Executive Vice President	(617) 542-5300

6